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                            [Ryder Scott Letterhead]

                                                                    EXHIBIT 23.2

                      Consent of Ryder Scott Company, L.P.


As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 2001, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-53129, 333-39973, 333-57785, 333-75633, 333-90147 and
333-32580), on Form S-4 (No. 33-61669), and on Form S-8 (Nos. 33-31407,
33-37402, 33-53442, 33-59721, 33-59723, 33-63817, 333-04059, 333-25201,
333-26255, 333-32557, 333-36131, 333-53961, 333-31092 and 333-48758).



                                                   /s/ Ryder Scott Company, L.P.

                                                   Ryder Scott Company, L.P.

Houston, Texas
March 19, 2001